Exibit 23.4
                   CONSENT OF INDEPENDENT ACCOUNTANTS


   We consent to the incorporation by reference in the Consent Solicitation Statement/Prospectus on Form S-4 of Dresser Industries, Inc. Baroid Corporation of our report dated March 3, 1992 on our audits of the financial statements and financial statement schedules of Baroid Corpoation and Subsidiaries as of December 31, 1991 and 1990 and for the years ended December 31, 1991 and 1990. We also consent to the reference to our firm under the caption "Experts."



     /s/Coopers & Lybrand
     Coopers & Lybrand
     Houston, Texas
     June 30, 1994